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                                                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-67863 of Computer Literacy, Inc. on Form S-8 of our report dated March 10, 1999, appearing in this Annual Report on Form 10-KSB of Fatbrain.com, Inc. (formerly Computer Literacy, Inc.) for the year ended January 31, 1999.

/s/ Deloitte & Touche LLP

San Jose, California
April 14, 1999